EXHIBIT 3.2

LIMITED PARTNERSHIP AGREEMENT
OF
CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.

March 15, 2011

This Limited Partnership Agreement (together with the schedules attached hereto, this “Agreement”) of CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership (the “Partnership”), is entered into by CCRE Commercial Mortgage Securities Holdings, LLC, a Delaware limited liability company, as the general partner (the “General Partner”), Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership, as the limited partner (the “Limited Partner”), and  Victor A. Duva as the Springing Limited Partner (as defined on Schedule A hereto).  Capitalized terms used and not otherwise defined herein have the respective meanings set forth on Schedule A hereto.

WHEREAS, the Partners, by the filing of the Certificate of Limited Partnership and by the execution of this Agreement hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act, (6 Del. §17-101 et seq.) as amended from time to time (the “Act”) and this Agreement, and the Partners and the Springing Limited Partner hereby agree as follows:

Section 1.                      Name.

The name of the limited partnership formed hereby is CCRE Commercial Mortgage Securities, L.P.  All business of the Partnership shall be conducted under such name and titles to all assets or property owned by the Partnership shall be held in such name.

Section 2.                      Principal Business Office.

The principal business office of the Partnership shall be located at 110 East 59th Street, New York, NY 10022, or at such other location as may hereafter be determined by the General Partner.  The General Partner may designate such other principal place of business or other places to be used as additional Partnership offices for the purpose of carrying on the business of the Partnership.

Section 3.                      Registered Office.

The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, DE, 19801.

Section 4.                      Registered Agent.

The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE, 19801.

Section 5.                      Partners.

(a)           The mailing addresses of the Partners are set forth on Schedule B attached hereto.  Upon their execution of a counterpart signature page to this Agreement (i) CCRE Commercial Mortgage Securities Holdings, LLC was hereby admitted as the general partner of the Partnership, and (ii) Cantor Commercial Real Estate Lending, L.P. was hereby admitted as the limited partner of the Partnership.

(b)           Subject to Section 9(d), the Partners may act by written consent.

The General Partner shall at all times cause there to be a Person bound by this Agreement to act as a Springing Limited Partner.  Upon the occurrence of any event that causes the Limited Partner to cease to be a limited partner of the Partnership (other than (i) upon continuation of the Partnership without dissolution, (ii) upon an assignment by the Limited Partner of all of its limited partner interest in the Partnership and the prior or simultaneous admission of the transferee as a Limited Partner pursuant to Sections 19 and 21, or (iii) the resignation of the Limited Partner and the admission of an additional limited partner of the Partnership pursuant to Sections 20 and 21), the Person acting as a Springing Limited Partner shall, without any action of any Person and simultaneously with the Limited Partner ceasing to be a limited partner of the Partnership, automatically be admitted to the Partnership as a Special Limited Partner and shall continue the Partnership without dissolution.  No Special Limited Partner may resign from the Partnership or transfer its rights as Special Limited Partner unless a successor Special Limited Partner has been admitted to the Partnership as Special Limited Partner by executing a counterpart to this Agreement; provided, however, the Special Limited Partner shall automatically cease to be a limited partner of the Partnership upon the admission to the Partnership of a substitute Limited Partner.  The Special Limited Partner shall be a limited partner of the Partnership that has no interest in the profits, losses and capital of the Partnership and has no right to receive any distributions of Partnership assets.  A Special Limited Partner shall not be required to make any capital contributions to the Partnership and shall not receive a limited partner interest in the Partnership.  A Special Limited Partner, in its capacity as Special Limited Partner, may not bind the Partnership.  Except as required by any mandatory provision of the Act or this Agreement, the Special Limited Partner, in its capacity as Special Limited Partner, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Partnership, including, without limitation, the merger, consolidation or conversion of the Partnership.  In order to implement the admission to the Partnership of the Special Limited Partner, the Person acting as a Springing Limited Partner shall execute a counterpart to this Agreement.  Prior to its admission to the Partnership as Special Limited Partner, the Person acting as a Springing Limited Partner shall not be a limited partner of the Partnership.

Section 6.                      Certificates.

The General Partner has executed, delivered and filed the Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware.  The General Partner or an authorized designee shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in any jurisdiction in which the Partnership may wish to conduct business.

The existence of the Partnership as a separate legal entity shall continue until cancellation of the Certificate of Limited Partnership as provided in the Act.

Section 7.                      Purposes.

The purpose to be conducted or promoted by the Partnership is to engage in the following activities:

(a)

(i)
to acquire, own, hold, sell, originate, transfer, convey, safekeep, dispose of, assign, issue, pledge, borrow money against, finance, refinance, administer and otherwise deal with (a) commercial real estate loans and other related assets, (b) mortgage-backed securities, mortgage participation certificates, or any other certificate or security, and the beneficial ownership interest evidenced by such certificate or security, backed by or evidencing an interest in a pool of single family or multifamily commercial or residential mortgage loans; (c) mortgage loans secured by mortgages, deeds of trust or similar first or junior liens on single family or multifamily residential properties, commercial properties or real estate projects under construction, whether or not guaranteed or insured, in whole or in part, by any governmental agency; and (d) related insurance policies, cash, marketable securities and any other assets designed to assure the servicing or timely distribution of proceeds of such mortgage loans and any proceeds or further rights  associated with any of the foregoing (collectively, the “Mortgage Assets”);

(ii)
to establish one or more trusts (each, a “Trust”) to engage in any one or more of the activities described in this Section 7, each of which Trusts will deliver to the Partnership (or its designee) (“Trust Certificates”) representing the ownership interest in the assets of such Trust, and to acquire, own, hold, sell, transfer,  assign, pledge, finance, and otherwise deal with any or all of the Trust Certificates in any Trust that it establishes;

(iii)
to issue, acquire, own, and hold one or more series of debt obligations (“Bonds”), each issued pursuant to an indenture (“Indenture”) and collateralized by Mortgage Assets (provided that, unless such Bonds are non-recourse obligations payable solely from the Mortgage Assets pledged to secure such Bonds, the Bonds of any series other than the initial series issued by the Partnership or any Trust established by the Partnership have been rated in the same or a higher rating category by the nationally recognized statistical rating agency or agencies that rated the initial series of Bonds issued by the Partnership or such Trust);

(iv)
to issue, acquire, assume, own, hold, sell, transfer, assign, pledge and finance indebtedness that (i) is subordinated to the Bonds; (ii) is nonrecourse to the Partnership other than to cash flow on the Mortgage Assets securing a series of Bonds issued by the Partnership in excess of amounts necessary to pay bondholders of such series; and (iii) does not constitute a claim against the Partnership to the extent that funds are insufficient to pay such indebtedness; and

(v)
to engage in any other lawful act or activity and to exercise any other powers permitted to limited partnerships organized under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b)           The Partnership, by or through the General Partner on behalf of the Partnership, may enter into and perform all documents, agreements, certificates or financing statements relating to the Mortgage Assets, the Trust Certificates, the Bonds or the Trusts, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement.  Any and all actions heretofore taken by the Partnership, and the General Partner or any Officer or Authorized Person on behalf of the Partnership, in furtherance of any of the foregoing are hereby approved, ratified and confirmed in all respects.  The foregoing authorization shall not be deemed a restriction on the powers of the Partnership or the General Partner to enter into other agreements on behalf of the Partnership.

Section 8.                      Powers.

Subject to Section 9(d) and Section 7, the Partnership and the General Partner on behalf of the Partnership (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited partnerships formed pursuant to the Act.

Section 9.                      Management.

(a)           Authorized Representatives.  Subject to Section 9(d), the business and affairs of the Partnership shall be managed by the General Partner.  Notwithstanding anything to the contrary above, the General Partner may act through such persons as it, in its sole discretion, deems necessary and appropriate to perform its duties hereunder and may designate any such persons as officers of the Partnership (“Officers”) or as authorized representatives of the Partnership (“Authorized Person”).  The initial Officers of the Partnership designated by the General Partner are listed on Schedule C hereto and they shall have the power, until such time that the General Partner determines otherwise, to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including acting as an Authorized Person on behalf of the Partnership, and the actions of the Officers taken in accordance with such powers shall bind the Partnership.

(b)           Powers. Subject to Section 9(d), the General Partner shall have full, exclusive and complete authority, discretion, obligation and responsibility to make all decisions affecting the business of the Partnership.  The General Partner shall devote to the Partnership only so much of its time as, in its discretion, may be necessary for the proper performance of duties hereunder.  The General Partner shall have the right to take all actions reasonably necessary to cause the Partnership to comply with any Transaction Documents.

(c)           Authority. Subject to Section 7, the General Partner has the authority to bind the Partnership.  Except as provided herein, the Limited Partner shall have no part in the operation or management of the Partnership and shall have no authority or right to act on behalf of or to bind the Partnership in connection with any matter.

(d)           Limitations on the Partnership's Activities.

(i)	This Section 9(d) is being adopted in order to comply with certain provisions required in order to qualify the Partnership as a “special purpose” entity.

(ii)
Neither the General Partner nor the Limited Partner shall amend, alter, change or repeal Sections 5(b), 7, 8, 9, 10, 15, 18, 19, 20, 21, 22, 23, 24, 27 or 29 or Schedule A (the “SPE Provisions”) of this Agreement without the unanimous written consent of the General Partner and the Limited Partner.  Subject to this Section 9(d), the General Partner reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 29.   In the event of any conflict between any of the SPE Provisions and any other provision of this or any other document governing the formation, management or operation of the Partnership, the Special Purpose Provisions shall control.

(iii)
Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Partnership, the General Partner or any other Person, neither the General Partner nor any other Person shall be authorized or empowered on behalf of the Partnership to, nor shall they permit the Partnership to, and the Partnership shall not, without the prior unanimous written consent of the General Partner, take any Material Action.

(iv)	Notwithstanding anything to the contrary set forth herein, the Partnership shall, and the General Partner shall cause the Partnership to, comply with the following covenants:

(A)
Partnership shall own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by Section 7 of this Agreement and any other activities incidental thereto;

(B)	Partnership shall not incur, create or assume any indebtedness other than indebtedness that is permitted pursuant to Section 7 of this Agreement;

(C)	Partnership shall not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates;

(D)	Partnership shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets and properties as the same shall become due;

(E)	Partnership shall do all things necessary to observe organizational formalities and to preserve its existence;

(F)
Partnership shall (a) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party (except that such financial statements may be consolidated to the extent consolidation is required under GAAP; provided, that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Partnership from such Affiliate and to indicate that the Partnership’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on the Partnership’s own separate balance sheet) and (b) file its own tax returns (to the extent the Partnership is required to file any such tax returns);

(G)	Partnership shall maintain its books, records, resolutions and agreements as official records;

(H)
Partnership shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other;

(I)
Partnership shall remain solvent and maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(J)
Partnership shall not engage in or suffer any dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein);

(K)
Partnership shall not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of any other Person;

(L)	Partnership shall maintain its properties, assets and accounts separate from those of any Affiliate or any other Person;

(M)	Partnership shall not hold itself out to be responsible for the debts or obligations of any other Person;

(N)
Except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Partnership, the Partnership shall not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction;

(O)	Partnership shall use separate stationary, invoices and checks bearing its own name that are separate from those of its Partners;

(P)	Partnership shall allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate;

(Q)	Partnership shall not pledge its assets to secure the obligations of any other Person and shall not guarantee or become obligated for the debts of any other Person;

(R)
Partnership shall pay the salaries of its own employees (if any) from its own funds, maintain a sufficient number of employees (if any) in light of its contemplated business operations and compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred;

(S)
Partnership shall cause all representatives of the Partnership to act at all times with respect to the Partnership consistently and in furtherance of the foregoing and in the best interests of the Partnership;

(T)	Partnership shall not engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7 or this Section 9 hereof;

(U)	Partnership shall not permit any Affiliate or any Partner independent access to its bank accounts;

(V)	Partnership shall not engage in any sale of assets outside the ordinary course of its business; and

(W)	Partnership shall not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity.

Failure of the Partnership, or the General Partner on behalf of the Partnership, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Partnership as a separate legal entity.

Section 10.                      General Partner.

Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Partnership, the General Partner or any other Person, neither the General Partner nor any other Person shall be authorized or empowered on behalf of the Partnership to, nor shall they permit the Partnership to, and the Partnership shall not, without the prior unanimous written consent of the General Partner, take any Material Action.

Section 11.                      Limited Liability.

Except as otherwise expressly required by law, the Limited Partner, in its capacity as such, shall have no liability in excess of (a) the amount of its capital contribution to the Partnership, (b) its share of any undistributed profits and assets of the Partnership, (c) its obligation to make other payments expressly provided for in this Agreement, and (d) the amount of any distributions wrongfully distributed to it.

Section 12.                      Capital Contributions.

The General Partner and the Limited Partner have initially contributed to the Partnership property of an agreed value as listed on Schedule B attached hereto.

Section 13.                      Additional Contributions.

No Partner is required to make any additional capital contribution to the Partnership. However, a Partner may make additional capital contributions to the Partnership at any time upon the written consent of the General Partner.  To the extent that a Partner makes an additional capital contribution to the Partnership, the General Partner shall revise Schedule B of this Agreement.  The provisions of this Agreement, including this Section 13, are intended to benefit the General Partner, the Limited Partner and the Special Limited Partner and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Partnership (and no such creditor of the Partnership shall be a third-party beneficiary of this Agreement) and neither the Limited Partner nor the Special Limited Partner shall have any duty or obligation to any creditor of the Partnership to make any contribution to the Partnership or to issue any call for capital pursuant to this Agreement.

Section 14.                      Allocation of Profits and Losses.

The Partnership’s profits and losses shall be allocated to the Partners in accordance with their Percentage Interest as set forth on Schedule B.

Section 15.                      Distributions.

(a)           The Partnership shall make such distributions as the General Partner determines.

Section 16.                      Books and Records.

The General Partner shall keep or cause to be kept complete and accurate books of account and records with respect to the Partnership's business.  The books of the Partnership shall at all times be maintained by the General Partner.  The Partnership's books of account shall be kept using the method of accounting determined by the General Partner.  The Partnership's independent auditor, if any, shall be an independent public accounting firm selected by the General Partner.

Section 17.                      Other Business.

The General Partner, the Limited Partner, the Special Limited Partner and any Affiliate of the General Partner, the Limited Partner or the Special Limited Partner may engage in or possess an interest in other business ventures (unconnected with the Partnership) of every kind and description, independently or with others.  The Partnership shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement notwithstanding any other provision to the contrary at law or in equity.

Section 18.                      Exculpation and Indemnification.

(a)           To the fullest extent permitted by applicable law, neither the General Partner, nor the Limited Partner, nor the Special Limited Partner nor any, employee or agent of the Partnership nor any employee, representative, manager, agent or Affiliate of the General Partner, the Limited Partner or the Special Limited Partner (collectively, the “Covered Persons”) shall be liable to the Partnership or any other Person who is a party to or otherwise bound by the terms of this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

(b)           To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Partnership for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 by the Partnership shall be provided out of and to the extent of Partnership assets only, and the General Partner, the Limited Partner and the Special Limited Partner shall not have personal liability on account thereof.

(c)           To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 18.

(d)           A Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Partners might properly be paid.

(e)           To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Partnership or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Partnership or any other Covered Person.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the General Partner, the Limited Partner and the Special Limited Partner to replace such other duties and liabilities of such Covered Person.

(f)           The foregoing provisions of this Section 18 shall survive any termination of this Agreement.

Section 19.                      Assignments.

Subject to Section 10, a General Partner may assign in whole or in part its general partner interest in the Partnership.  Subject to Sections 10 and 21, the transferee of the General Partner shall be admitted to the Partnership as a general partner of the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  If a General Partner transfers all of its general partner interest in the Partnership pursuant to this Section 19, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor General Partner shall cease to be a general partner of the Partnership.  The parties hereto agree that following such an assigning General Partner ceasing to be a general partner of the Partnership in accordance with this Agreement, any remaining general partners of the Partnership, including a substitute General Partner, are hereby authorized to, and shall, continue the business of the Partnership without dissolution.  Notwithstanding anything in this Agreement to the contrary, any successor to a General Partner by merger or consolidation shall, without further act, be the General Partner hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Partnership shall continue without dissolution.

A Limited Partner may assign in whole or in part its limited partner interest in the Partnership.  Subject to Section 21, the transferee of a Limited Partner shall be admitted to the Partnership as a limited partner of the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  If a Limited Partner transfers all of its limited partner interest in the Partnership pursuant to this Section 19, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Limited Partner shall cease to be a limited partner of the Partnership.  Notwithstanding anything in this Agreement to the contrary, any successor to a Limited Partner by merger or consolidation shall, without further act, be the Limited Partner hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Partnership shall continue without dissolution.

Section 20.                      Withdrawal.

Except as otherwise required by law, the General Partner may not withdraw from the Partnership unless an additional general partner of the Partnership is admitted to the Partnership, and subject upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the withdrawal and, immediately following such admission, the withdrawing General Partner shall cease to be a general partner of the Partnership.

If a Limited Partner resigns, an additional limited partner of the Partnership shall be admitted to the Partnership, subject to Section 21, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement.  Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning limited partner shall cease to be a limited partner of the Partnership.

Section 21.                      Admission of Additional Partners.

One or more additional limited partners of the Partnership may be admitted to the Partnership with the written consent of the General Partner.

Section 22.                      Dissolution.

(a)           Subject to Section 9(d)(iv)(I) hereof, the Partnership shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

(i)
the occurrence of an event of withdrawal (as defined in the Act) with respect to a General Partner, other than an event of withdrawal set forth in Section 17-402(a)(4) or (5) of the Act; provided, the Partnership shall not be dissolved and required to be wound up in connection with any of the event specified in this clause (i) if (1) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and shall carry on the business of the Partnership, or (2) if at such time there is no remaining General Partner, if within 120 days after such event of withdrawal, the Limited Partner agrees in writing or vote to continue the business of the Partnership and to appoint, effective as the day of withdrawal, one or more additional General Partners, or (3)

the Partnership is continued without dissolution in a manner permitted by the Act or this Agreement;

(ii)	there are no limited partners of the Partnership unless the business of the Partnership is continued in accordance with the Act and this Agreement; or

(iii)	the entry of a decree of judicial dissolution under Section 17-802 of the Act.

(b)           Notwithstanding any other provision of this Agreement to the contrary, upon the occurrence of an event that causes the last remaining limited partner of the Partnership to cease to be a limited partner of the Partnership or that causes the Limited Partner to cease to be a limited partner of the Partnership (other than upon continuation of the Partnership without dissolution upon an assignment by the Limited Partner of all of its limited partner interest in the Partnership and the prior or simultaneous admission of the transferee as a Limited Partner), to the fullest extent permitted by law, all of the Partners agree that the personal representative of such Limited Partner is hereby authorized to, and shall within ninety (90) days after the occurrence of the event that caused the last remaining limited partner of the Partnership to cease to be a limited partner of the Partnership, agree in writing (i) to continue the Partnership, and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute limited partner of the Partnership, effective as of the occurrence of the event that caused the last remaining limited partner of the Partnership to cease to be a limited partner of the Partnership.  Upon such admission, the Special Limited Partner, if any, shall resign as a limited partner of the Partnership and resume its status as a Springing Limited Partner.

(c)           Notwithstanding any other provision of this Agreement, upon the occurrence of any event that results in any general partner ceasing to be a general partner in the Partnership under the Act, to the fullest extent permitted by law, if at the time of the occurrence of such event there is at least one remaining general partner of the Partnership, such remaining general partner(s) of the Partnership is (are) hereby authorized to and, to the fullest extent permitted by law, shall carry on the business of the Partnership.

(d)           Notwithstanding any other provision of this Agreement to the contrary, the Bankruptcy of a General Partner shall not cause such General Partner to cease to be a general partner of the Partnership and upon the occurrence of such an event, the Partnership shall continue without dissolution.  This Section 22(d), together with the definition of “Bankruptcy” set forth in this Agreement, is intended to and shall supersede the events of withdrawal set forth in Sections 17-402(a)(4) & (5) of the Act.

(e)           Notwithstanding any other provision of this Agreement, the Bankruptcy of a Limited Partner or Special Limited Partner shall not cause the Limited Partner or Special Limited Partner, respectively, to cease to be a limited partner of the Partnership and upon the occurrence of such an event, the Partnership shall continue without dissolution.

(f)           Notwithstanding any other provision of this Agreement, each of the General Partner, the Limited Partner and the Special Limited Partner waive any right they might have to agree in writing to dissolve the Partnership upon the Bankruptcy of the General Partner or a Limited Partner, or upon the occurrence of an event that causes the General Partner or a Limited Partner to cease to be a partner of the Partnership.

(g)           In the event of dissolution, the Partnership shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Partnership in an orderly manner), and the assets of the Partnership shall be applied in the manner, and in the order of priority, set forth in the Act.

(h)           The Partnership shall terminate when (i) all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership shall have been distributed to the Partners in the manner provided for in this Agreement and (ii) the Certificate of Limited Partnership shall have been canceled in the manner required by the Act.

Section 23.                      Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the General Partner, the Limited Partner and the Special Limited Partner hereby irrevocably waives any right or power that such Person might have to cause the Partnership or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Partnership, to compel any sale of all or any portion of the assets of the Partnership pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Partnership.  No Partner shall have any interest in any specific assets of the Partnership, and no Partner shall have the status of a creditor with respect to any distribution pursuant to Section 15 hereof.  The interest of the General Partner in the Partnership is personal property.

Section 24.                      Benefits of Agreement; No Third-Party Rights.

Except for the beneficial owners of any Trust into which the Partnership has transferred Mortgage Assets, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Partnership or by any creditor of the General Partner, the Limited Partner or the Special Limited Partner.  Except as otherwise provided in this Section 24 and in Section 27 hereof, nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.  The beneficial owners of any Trust into which the Partnership has transferred Mortgage Assets are intended third-party beneficiaries of this Agreement and may enforce the SPE Provisions.

Section 25.                      Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 26.                      Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 27.                      Binding Agreement.

Notwithstanding any other provision of this Agreement, the General Partner and the Limited Partner agree that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 18, 19, 20, 21, 22, 24, 27 and 29, constitutes a legal, valid and binding agreement of the General Partner and the Limited Partner, and is enforceable against the General Partner and/or the Limited Partner in accordance with its terms.

Section 28.                      Governing Law.

This Agreement and any claim, controversy or dispute arising out of this Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 29.                      Amendments.

Subject to Section 9(d), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the General Partner.

Section 30.                      Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission (including a .pdf email transmission) of an executed counterpart of a signature page of this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

Section 31.                      Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by facsimile, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Partnership, to the Partnership at its address in Section 2, (b) in the case of the General Partner, to the General Partner at its address as listed on Schedule B attached hereto, (c) in the case of the Limited Partner, to the Limited Partner at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 32.                      Further Assurances.

The General Partner agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement. .

Section 33.                      Interests and Certificates.

(a)           Interests.  Each partnership interest in the Partnership shall constitute and shall remain a “security” within the meaning of (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.  Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del C. § 8-101, et. seq.) (the “UCC”), such provision of Article 8 of the UCC shall be controlling.

(b)           Certificates.

(i)           Upon the issuance of partnership interests in the Partnership to any Person in accordance with the provisions of this Agreement, without any further act, vote or approval of the General Partner, any director or officer of the General Partner, or any Person, the Partnership shall issue one or more non-negotiable certificates in the name of such Person (a “Certificate”), which evidences the ownership of the Partnership interests in the Partnership of such Person.  Each such Certificate shall be denominated in terms of the percentage of the partnership interests in the Partnership evidenced by such Certificate and shall be signed by the General Partner on behalf of the Partnership.

(ii)           Without any further act, vote or approval of the General Partner, any director or officer of the General Partner or any Person, the Partnership shall issue a new Certificate in place of any Certificate previously issued if the holder of the partnership interests in the Partnership represented by such Certificate, as reflected on the books and records of the Partnership:

(1)              makes proof by affidavit, in form and substance satisfactory to the Partnership, that such previously issued Certificate has been lost, stolen or destroyed;

(2)              requests the issuance of a new Certificate before the Partnership has notice that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(3)              if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with such surety or sureties as the Partnership may direct, to indemnify the Partnership against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Certificate; and

(4)              satisfies any other reasonable requirements imposed by the Partnership.

(iii)           Upon a Partner's transfer in accordance with the provisions of this Agreement of any or all partnership interests in the Partnership represented by a Certificate, the transferee of such partnership interests in the Partnership shall deliver such Certificate to the

Partnership for cancellation (executed by such transferee on the reverse side thereof), and the Partnership shall thereupon issue a new Certificate to such transferee for the percentage of partnership interests in the Partnership being transferred and, if applicable, cause to be issued to such Partner a new Certificate for that percentage of partnership interests in the Partnership that were represented by the canceled Certificate and that are not being transferred.

(c)           Registration of Partnership Interests.  The Partnership shall maintain books for the purpose of registering the transfer of partnership interests.  Notwithstanding any provision of this Agreement to the contrary, a transfer of partnership interests requires delivery of an endorsed Certificate and shall be effective upon registration of such transfer in the books of the Partnership.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the undersigned, intending to be legally bound hereby, have duly executed this Limited Partnership Agreement as of the date first appearing above.

LIMITED PARTNER:

Cantor Commercial Real Estate Lending, L.P.

By:	Cantor Commercial Real Estate Lending Holdings, LLC, its general partner

By:	/s/ Jill Weinstein
Name: Jill Weinstein
Title: Secretary

GENERAL PARTNER:

CCRE Commercial Mortgage Securities Holdings, LLC

By:	/c/ Jill Weinstein
Name: Jill Weinstein
Title: Secretary

SPRINGING LIMITED PARTNER:

/s/ Victor A. Duva
By:	Victor A. Duva

Signature Page to CCRE Commercial Mortgage Securities, L.P. Limited Partnership Agreement

SCHEDULE A

Definitions

A.           Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, when used with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Agreement” means this Limited Partnership Agreement of the Partnership, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Authorized Person” shall have the same meaning as in Section 9(a).

“Bankruptcy” shall mean, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of “Bankruptcy,” in conjunction with Section 22(d) of this Agreement, is intended to and shall supersede the events of withdrawal set forth in Sections 17-402(a)(4) & (5) of the Act.

“Capital Contribution” means any contribution by a Partner to the capital of the Partnership.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on February 9, 2011, as amended and restated from time to time thereafter.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person (excepting any specified approval rights over major decisions or similar rights that may be vested in other constituent parties of such Person), whether through the ownership of voting securities, by contract or otherwise and “Controlling,” “Controlled” and “under common Control” shall have meanings correlative thereto.  For purposes of this definition, debt securities that are convertible into common stock will be treated as voting securities only when converted.

“Covered Persons” shall have the same meaning as in Section 18(a).

“General Partner” means CCRE Commercial Mortgage Securities Holdings, LLC, as the initial general partner of the Partnership, and includes any Person admitted as a substitute general partner of the Partnership pursuant to the provisions of this Agreement, each in its capacity as a general partner of the Partnership.

“Limited Partner” means Cantor Commercial Real Estate Lending, L.P., as the initial limited partner of the Partnership, and includes any Person admitted as a substitute limited partner of the Partnership pursuant to the provisions of this Agreement, each in its capacity as a limited partner of the Partnership; provided, however, the term “Limited Partner” shall not include the Special Limited Partner.

“Material Action” means to institute proceedings to have the Partnership be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Partnership or file a petition seeking, or consent to, reorganization or relief with respect to the Partnership under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or a substantial part of its property, or make any assignment for the benefit of creditors of the Partnership, or admit in writing the Partnership’s inability to pay its debts generally as they become due, or take action in furtherance of any such action..

“Officer” shall have the same meaning as in Section 9(a).

“Partners” means any Person who is admitted as a partner of the Partnership, whether a General Partner, a Limited Partner, or both.

“Partnership” means CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership.

“Percentage Interest” with respect to the Partners means initially the Percentage Interests that are shown as Exhibit B and thereafter such Percentage Interests as they may be adjusted from time to time by the General Partner in its sole and absolute discretion.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, partnership, limited partnership, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Special Limited Partner” means, upon such person's admission to the Partnership as a limited partner of the Partnership pursuant to Section 5(b), a person acting as a Springing Limited Partner, in such person’s capacity as a limited partner of the Partnership.  A Special Limited Partner shall only have the rights and duties expressly set forth in this Agreement.

“Springing Limited Partner” means a Person who is not a Limited Partner, but who has executed this Agreement in order that, upon the occurrence of the conditions set forth in Section 5(b), such Person can become the Special Limited Partner in order that the Partnership at all times shall have at least one limited partner.

B.           Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms.  The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.”  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.  The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement.  All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

Partners

Name	Mailing Address	Agreed Value of Capital Contribution	Percentage Interest

CCRE Commercial Mortgage Securities Holdings, LLC	110 East 59th Street, New York, NY 10022	$0.25	0.25%

Cantor Commercial Real Estate Lending, L.P.	110 East 59th Street, New York, NY 10022	$99.75	99.75%

B-1

SCHEDULE C

Officers

OFFICERS	POSITION
Anthony Orso	Principal Executive Officer
Thomas Cummings	Principal Accounting Officer and Principal Financial Officer
Don Haber	Managing Director
Lawrence Britvan	Managing Director
Michael Kaplan	Managing Director
Pietro Scola	Managing Director
Michael May	Managing Director
Jill Weinstein	Secretary

C-1